Exhibit 99.1

Investor Relations:	Deborah Abraham
Vice President, Investor Relations
(212) 287-8289

FOR IMMEDIATE RELEASE

WARNACO REPORTS FIRST QUARTER FISCAL 2012 RESULTS
Company Revises Fiscal 2012 Guidance

NEW YORK – May 3, 2012 -- The Warnaco Group, Inc. (NYSE: WRC) today reported results for the first quarter ended March 31, 2012.

For the first quarter:

•	Net revenues were $615.5 million, a decline of 7% compared to the prior year period
•	Income per diluted share from continuing operations was $0.78 compared to $0.98 in the prior year period
•
Income per diluted share from continuing operations on an adjusted, non-GAAP, basis was $0.90 compared to $1.10 in the prior year quarter (both of which exclude restructuring expenses, pension expense and tax related items)

The accompanying tables provide a reconciliation of actual results to the adjusted non-GAAP results.

The Company believes it is valuable for users of the Company’s financial statements to be made aware of the adjusted financial information, as such measures are used by management to evaluate the operating performance of the Company’s continuing businesses on a comparable basis and to make operating and strategic decisions.  In addition, the Company uses performance targets based, in part, on non-GAAP income from continuing operations and non-GAAP operating income as a component of the measurement of certain employee incentive compensation.

“First quarter adjusted earnings were in line with our plan, however, revenue results were below our expectations. Our team very effectively managed expenses in a difficult environment to deliver the earnings results we are reporting today,” commented Helen McCluskey, Warnaco’s President and Chief Executive Officer.

“We had anticipated a year-over-year decline in net revenues in the quarter due to planned reductions to value retailers and the impact of fluctuations in foreign currency exchange rates.  However, more challenging market conditions in Europe, higher markdowns in U.S. Sportswear and softer than expected comparable store sales in our owned retail stores, particularly in Korea, resulted in net revenues below our plan,” shared McCluskey.  “We anticipate some of these trends to continue and with better visibility to our forward bookings, we have tempered our growth expectations for the balance of the year and adjusted our guidance accordingly.”

“Our key strategic initiatives continued to contribute positively to our results in the quarter. Direct-to-consumer net revenues, representing 29% of total Company, were up 7% with new stores, including 39,000 feet added in the quarter, more than offsetting a 2% decline in comp store sales. International net revenues represented 60% of total Company net revenues and Latin America and Asia continued to post year-over-year growth.”

“We will continue to effect the significant structural changes to our organization and the recruitment of new design and merchandising talent that we believe are essential to moving our business forward. We remain confident in our business and strategies and believe that these investments in our people and product will contribute to our long term success,” concluded McCluskey.

Fiscal 2012 Outlook

For fiscal 2012, based on recent foreign currency exchange rates, the Company now anticipates:

•	Net revenues will be flat to up 2% (up 2%-4% based on 2011 average exchange rates) compared to fiscal 2011; and
•	Adjusted, non-GAAP, diluted earnings per share from continuing operations (excluding restructuring expense and pension expense) in the range of $4.00 - $4.25.

Schedule 7 of the accompanying tables provides a reconciliation of anticipated diluted earnings per share from continuing operations, on a GAAP basis of $3.32- $3.40 per diluted share (assuming minimal pension expense), to the adjusted non-GAAP fiscal 2012 outlook above.

Prior guidance was for net revenue growth in the range of 4%-6% (and 6%-8% based on 2011 average exchange rates) compared to fiscal 2011 and adjusted, non-GAAP, diluted earnings per share from continuing operations (excluding restructuring expense and pension expense) in the range of $4.20 - $4.45.

First Quarter Highlights

Net revenues declined 7% compared to the prior year period to $615.5 million.  Growth in the Company’s Intimate Apparel segment was more than offset by declines in the Sportswear and Swimwear segments.  Net revenues in the Company’s Calvin Klein® businesses declined 7%, compared to the prior year period, primarily in Calvin Klein Jeans,

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which reflects planned reductions in value channel sales, the effects of macroeconomic challenges and our performance at retail.  Direct-to-consumer net revenues grew 7% (notwithstanding a decline in comparable store sales of approximately 2%), while wholesale net revenues fell 12%, which includes the anticipated reduction in Sportswear net revenues.

Gross margin decreased 110 basis points to 43% of net revenues, due primarily to product cost inflation and increased customer allowances.   Gross profit decreased 9% compared to the prior year quarter to $267.5 million, while SG&A expense was down 4%, compared to the prior year quarter, to $212.6 million.  However, as a percentage of net revenues SG&A expense increased 90 basis points to 35% of net revenues, which reflects the expansion of the Company’s direct-to-consumer business as a percentage of total Company net revenues and lower net revenues in the quarter.

Operating income was $52.2 million, a 25% decline compared to the prior year quarter. Income from continuing operations decreased to $32.9 million, or $0.78 per diluted share, compared to $44.5 million, or $0.98 per diluted share, in the prior year quarter.   On an adjusted, non-GAAP basis (excluding costs related to restructuring expenses, pension expense and tax related items), income from continuing operations was $ 37.9 million, or $0.90 per diluted share, compared to $49.8 million, or $1.10 per diluted share, in the prior year period.

The effect of fluctuations in foreign currency exchange rates for the quarter compared to the prior year quarter resulted in a decrease in net revenues of approximately $7.6 million and an increase in income per diluted share from continuing operations of approximately $0.03.  An additional discussion regarding the effects of fluctuations in foreign currency exchange rates on operating results can be found in the Company’s Form 10-Q, for the quarter ended March 31, 2012, which will be filed with the Securities and Exchange Commission.

Balance Sheet

Cash and cash equivalents were $224.2 million at March 31, 2012 compared to $174.1 million at April 2, 2011.  At quarter end, the Company had a net debt position of $62.6 million compared to a net cash position of $27.7 million at April 2, 2011.  In June 2011, the Company entered into a Term loan for $200 million.   During the period from April 2, 2011 to March 31, 2012, the Company used approximately $188.0 million to repurchase 3.7 million shares of its common stock pursuant to its share repurchase programs.

Accounts receivable were $346.9 million at March 31, 2012 compared to $396.0 million at April 2, 2011.  The reduction primarily reflects lower net revenues in the quarter and the impact of foreign currency exchange rates.

Inventories were $380.1 million at March 31, 2012 up $15.8 million, or 4%, compared to $364.3 million at April 2, 2011.  Product cost inflation, the expansion of the Company’s direct-to-consumer business, and lower than anticipated net revenues in the quarter contributed to the increase in inventories.  The Company remains comfortable with the

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quality of its inventory and anticipates that inventory levels will decline as it moves through 2012.

Conference Call Information

Stockholders and other persons are invited to listen to the first quarter fiscal 2012 earnings conference call scheduled for today, Thursday, May 3, 2012, at 4:30 p.m. EDT.  To participate in Warnaco’s conference call, dial (877) 692-2592 approximately five minutes prior to the 4:30 p.m. start time.  The call will also be broadcast live over the Internet at www.warnaco.com.  An online archive will be available following the call.

This press release was furnished to the SEC (www.sec.gov) and may also be accessed through the Company’s website: www.warnaco.com.

ABOUT WARNACO

The Warnaco Group, Inc., headquartered in New York, is a leading global apparel company engaged in the business of designing, sourcing, marketing and selling men’s, women’s and children’s sportswear and accessories, swimwear and intimate apparel under such owned and licensed brands as Calvin Klein®, Speedo®, Chaps®,,Warner's® and Olga®.

FORWARD-LOOKING STATEMENTS

The Warnaco Group, Inc. notes that this press release, the conference call scheduled for May 3, 2012 and certain other written, electronic and oral disclosure made by the Company from time to time, may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements involve risks and uncertainties and reflect, when made, the Company's estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results, targets or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact, including, without limitation, future financial targets, are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words "believe," "anticipate," "estimate," "expect," "intend," "may," "project," "scheduled to," "seek," "should," "will be," "will continue," "will likely result," “targeted,” or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.

The following factors, among others and in addition to those described in the Company's reports filed with the SEC (including, without limitation, those described under the headings "Risk Factors" and "Statement Regarding Forward-Looking Disclosure," as such disclosure may be modified or supplemented from time to time), could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by it: the Company's ability to execute its repositioning and sale initiatives (including achieving enhanced productivity and profitability) previously announced; deterioration in global or regional or other macro-economic conditions that affect the apparel industry, including turmoil in the financial and credit markets; the Company's failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; the Company’s failure to use the most recent and effective advertising media to reach customers; further declines in prices in the apparel industry and other pricing pressures; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials or costs to produce or transport products; events which result in difficulty in procuring or producing the Company's products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; possible additional tax liabilities; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the risk of product safety issues, defects or other production problems associated with the Company’s products; the Company’s dependence on a limited number of customers; the effects of consolidation in the retail sector; the Company’s dependence on license agreements with third parties including, in particular, its license agreement with CKI, the licensor of the Company’s Calvin Klein brand name; the Company’s dependence on the reputation of its brand names, including, in particular, Calvin Klein; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company's foreign currency exposure; unanticipated future internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the effects of fluctuations in the value of investments of the Company’s pension plan; the sufficiency of cash to fund operations, including capital expenditures; the Company recognizing impairment charges for its long-lived assets; uncertainty over the outcome of litigation matters and other proceedings; the Company's ability to service its indebtedness, the effect of changes in interest rates on the Company's indebtedness that is subject to floating interest rates and the limitations imposed on the Company's operating and financial flexibility by

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the agreements governing the Company's indebtedness; the Company’s dependence on its senior management team and other key personnel; the Company’s reliance on information technology; the limitations on purchases under the Company's share repurchase program contained in the Company's debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the Company’s inability to achieve its financial targets and strategic objectives, as a result of one or more of the factors described above, changes in the assumptions underlying the targets or goals, or otherwise; the inability to successfully implement restructuring and disposition activities; the failure of acquired businesses to generate expected levels of revenues; the failure of the Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of such acquisitions); and such acquired businesses being adversely affected, including by one or more of the factors described above and thereby failing to achieve anticipated revenues and earnings growth.

The Company encourages investors to read the section entitled "Risk Factors" and the discussion of the Company's critical accounting policies under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Discussion of Critical Accounting Policies" included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company's ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Schedule 1

THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2012	April 2, 2011

Net revenues	$615,541	$662,161
Cost of goods sold	348,056	367,023
Gross profit	267,485	295,138
Selling, general and administrative expenses	212,621	222,637
Amortization of intangible assets	2,699	3,159
Pension income	(54)	(312)
Operating income	52,219	69,654
Other income	(269)	(644)
Interest expense	4,449	2,696
Interest income	(873)	(746)
Income from continuing operations before provision for income taxes and redeemable non-controlling interest	48,912	68,348
Provision for income taxes	15,991	23,816
Income from continuing operations before redeemable non-controlling interest	32,921	44,532
Income (loss) from discontinued operations, net of taxes	3,034	(501)
Net income	35,955	44,031
Less: Net income attributable to the redeemable non-controlling interest	39	-
Net income attributable to Warnaco Group	35,916	44,031

Amounts attributable to Warnaco Group common shareholders:
Income from continuing operations, net of taxes	$32,882	$44,532
Income (loss) from discontinued operations, net of taxes	3,034	(501)
Net income	$35,916	$44,031

Basic income per common share:
Income from continuing operations	$0.80	$1.00
Income (loss) from discontinued operations	0.07	(0.01)
Net income	$0.87	$0.99

Diluted income per common share:
Income from continuing operations	$0.78	$0.98
Income (loss) from discontinued operations	0.08	(0.01)
Net income	$0.86	$0.97

Weighted average number of shares outstanding used in computing income per common share:
Basic	40,530,667	43,891,868
Diluted	41,417,952	44,790,731

Schedule 2

THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	March 31, 2012	December 31, 2011	April 2, 2011

ASSETS
Current assets:
Cash and cash equivalents	$224,227	$232,531	$174,095
Accounts receivable, net	346,941	322,976	396,035
Inventories	380,074	350,835	364,320
Assets of discontinued operations	-	-	108
Other current assets	159,514	158,288	161,115
Total current assets	1,110,756	1,064,630	1,095,673

Property, plant and equipment, net	131,651	133,022	132,829
Intangible and other assets	559,755	550,198	563,068

TOTAL ASSETS	$1,802,162	$1,747,850	$1,791,570

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$79,443	$47,513	$146,423
Accounts payable and accrued liabilities	318,611	354,452	358,396
Taxes	31,284	43,238	31,975
Liabilities of discontinued operations	3,973	6,797	3,660
Total current liabilities	433,311	452,000	540,454
Long-term debt	207,407	208,477	-
Other long-term liabilities	174,619	174,973	221,890
Redeemable non-controlling interest	15,849	15,200	-
Total stockholders' equity	970,976	897,200	1,029,226

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS' EQUITY	$1,802,162	$1,747,850	$1,791,570

NET CASH AND CASH EQUIVALENTS (NET DEBT)	$(62,623)	$(23,459)	$27,672

Schedule 3

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands)
(Unaudited)

Net revenues:	Three Months Ended	Three Months Ended	Increase /	%	Constant $
	March 31, 2012	April 2, 2011	(Decrease)	Change	% Change (a)
Sportswear Group	$300,803	$339,471	$(38,668)	-11.4%	-10.0%
Intimate Apparel Group	222,877	220,994	1,883	0.9%	1.9%
Swimwear Group	91,861	101,696	(9,835)	-9.7%	-9.0%
Net revenues	$615,541	$662,161	$(46,620)	-7.0%	-5.9%

	Three Months Ended	% of Group	Three Months Ended	% of Group
	March 31, 2012	Net Revenues	April 2, 2011	Net Revenues
Operating income (loss):
Sportswear Group (b), (c)	$13,583	4.5%	$38,600	11.4%
Intimate Apparel Group (b), (c)	29,954	13.4%	30,537	13.8%
Swimwear Group (b), (c)	14,837	16.2%	14,068	13.8%
Unallocated corporate expenses (b), (c)	(6,155)	na	(13,551)	na
Operating income	$52,219	na	$69,654	na

Operating income as a percentage of total net revenues	8.5%		10.5%

(a) Reflects the percentage increase (decrease) in net revenues for the Three Months Ended March 31, 2012 compared to the Three Months Ended April 2, 2011, assuming foreign-based net revenues for the Three Months Ended March 31, 2012 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Three Months Ended April 2, 2011. See Schedule 6a.

(b) Shared services expenses included in the operating income of the business groups are as follows:

	Three Months Ended March 31, 2012	Three Months Ended April 2, 2011
Sportswear Group	$7,033	$6,873
Intimate Apparel Group	$5,167	$4,709
Swimwear Group	$2,707	$2,790

(c) Includes restructuring charges and other exit costs as follows:

	Three Months Ended March 31, 2012	Three Months Ended April 2, 2011
Sportswear Group	$3,691	$1,650
Intimate Apparel Group	3,029	1,443
Swimwear Group	21	3,078
Unallocated corporate expenses	(151)	318
	$6,590	$6,489

Schedule 4

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY REGION
(Dollars in thousands)
(Unaudited)

By Region:	Net Revenues
	Three Months Ended March 31, 2012	Three Months Ended April 2, 2011	Increase / (Decrease)	% Change	Constant $ % Change (a)
United States	$248,409	$285,143	$(36,734)	-12.9%	-12.9%
Europe	146,312	168,469	(22,157)	-13.2%	-10.5%
Asia	137,763	126,776	10,987	8.7%	7.8%
Mexico, Central and South America	53,103	51,718	1,385	2.7%	10.0%
Canada	29,954	30,055	(101)	-0.3%	1.4%
Total	$615,541	$662,161	$(46,620)	-7.0%	-5.9%

	Operating Income (loss)
	Three Months Ended March 31, 2012	Three Months Ended April 2, 2011	Increase / (Decrease)	% Change
United States (b)	$29,649	$42,110	$(12,461)	-29.6%
Europe (b)	(1,863)	5,576	(7,439)	-133.4%
Asia (b)	26,094	26,442	(348)	-1.3%
Mexico, Central and South America (b)	2,101	6,942	(4,841)	-69.7%
Canada (b)	2,393	2,135	258	12.1%
Unallocated corporate expenses (b)	(6,155)	(13,551)	7,396	54.6%
Total	$52,219	$69,654	$(17,435)	-25.0%

(a) Reflects the percentage increase (decrease) in net revenues for the Three Months Ended March 31, 2012 compared to the Three Months Ended April 2, 2011, assuming foreign-based net revenues for the Three Months Ended March 31, 2012 are translated into U.S. dollars using the same foreign currency exchange rates that were used in the calculation of net revenues for the Three Months Ended April 2, 2011. See Schedule 6a.

(b) Includes restructuring charges and other exit costs as follows:

	Three Months Ended March 31, 2012	Three Months Ended April 2, 2011
United States	$833	$3,037
Europe	3,114	969
Asia	-	-
Canada	2,226	2,097
Mexico, Central and South America	568	68
Unallocated corporate expenses	(151)	318
Total	$6,590	$6,489

Schedule 5

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY CHANNEL
(Dollars in thousands)
(Unaudited)

By Channel:	Net Revenues
	Three Months Ended March 31, 2012	Three Months Ended April 2, 2011	Increase / (Decrease)	% Change
Wholesale	$436,518	$494,084	$(57,566)	-11.7%
Retail	179,023	168,077	10,946	6.5%
Total	$615,541	$662,161	$(46,620)	-7.0%

	Operating Income (loss)
	Three Months Ended March 31, 2012	% of Net Revenues	Three Months Ended April 2, 2011	% of Net Revenues	Increase / (Decrease)	% Change
Wholesale (a), (b)	$54,896	12.6%	$75,671	15.3%	$(20,775)	-27.5%
Retail (a), (b)	3,478	1.9%	7,534	4.5%	(4,056)	-53.8%
Unallocated corporate expenses (b)	(6,155)	na	(13,551)	na	7,396	54.6%
Total	$52,219	8.5%	$69,654	10.5%	$(17,435)	-25.0%

(a) For the Three Months Ended March 31, 2012 and the Three Months Ended April 2, 2011, wholesale operating income includes an intercompany profit of $10,761 and $10,487, respectively, related to certain inventories sold by the retail business to end consumers. Conversely, for the Three Months Ended March 31, 2012 and the Three Months Ended April 2, 2011, retail operating income includes an intercompany charge of $10,761 and $10,487, respectively, related to these inventories.

(b) Includes restructuring charges and other exit costs as follows:

	Three Months Ended March 31, 2012	Three Months Ended April 2, 2011
Wholesale	$3,519	$6,171
Retail	3,222	-
Unallocated corporate expenses	(151)	318
Total	$6,590	$6,489

Schedule 6

THE WARNACO GROUP, INC.
NON-GAAP MEASURES
(Dollars in thousands, excluding per share amounts)
(Unaudited)

The Warnaco Group, Inc.'s ("Warnaco Group" and, collectively with its subsidiaries, the "Company") reported financial results are presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The reported operating income, income from continuing operations and diluted earnings per share from continuing operations reflect certain items which affect the comparability of those reported results. Those financial results are also presented on a non-GAAP basis, as defined by Regulation S-K Section 10(e) issued by the Securities and Exchange Commission to exclude the effect of these items. The Company’s computation of these non-GAAP measures may vary from others in its industry. These non-GAAP financial measures are not intended to be, and should not be, considered in isolation from, or as a substitute for, the most directly comparable GAAP financial measure to which they are reconciled, as presented in the following table:

	Three Months Ended
	March 31, 2012	April 2, 2011
	(Dollars in thousands, except per share amounts)

Operating income, as reported (GAAP)	$52,219	$69,654
Restructuring charges and other exit costs (a)	6,590	6,489
Pension income (b)	(54)	(312)
Operating income, as adjusted (non-GAAP) (d)	$58,755	$75,831

Income from continuing operations attributable to Warnaco Group common shareholders, as reported (GAAP)	$32,882	$44,532
Restructuring charges and other exit costs, net of income tax (a)	4,669	4,318
Pension income, net of income tax (b)	(21)	(197)
Taxation adjustment (c)	357	1,130
Income from continuing operations attributable to Warnaco Group common shareholders, as adjusted (non-GAAP) (d)	$37,887	$49,783

Diluted earnings per share from continuing operations attributable to Warnaco Group common shareholders, as reported (GAAP)	$0.78	$0.98
Restructuring charges and other exit costs, net of income tax (a)	0.11	0.09
Pension income, net of income tax (b)	-	-
Taxation adjustment (c)	0.01	0.03
Diluted earnings per share from continuing operations attributable to Warnaco Group common shareholders, as adjusted (non-GAAP) (d)	$0.90	$1.10

Schedule 6 (cont.)

THE WARNACO GROUP, INC.
NON-GAAP MEASURES
(Dollars in thousands, excluding per share amounts)
(Unaudited)

a)  For all periods presented, this adjustment seeks to present operating income, income from continuing operations attributable to Warnaco Group common shareholders, and diluted earnings per share from continuing operations attributable to Warnaco Group common shareholders without the effects of restructuring charges and other exit costs. The income tax rates used to compute the income tax effect related to this adjustment correspond to the local statutory tax rates of the reporting entities that incurred restructuring charges and other exit costs.

b)  For all periods presented, this adjustment seeks to present operating income, income from continuing operations attributable to Warnaco Group common shareholders, and diluted earnings per share from continuing operations attributable to Warnaco Group common shareholders without the effects of pension income. The income tax rates used to compute the income tax effect related to this adjustment correspond to the local statutory tax rates of the reporting entities that recognized pension income.

c) For the Three Months Ended March 31, 2012 and the Three Months Ended April 2, 2011, this adjustment reflects an additional amount required in order to present income from continuing operations attributable to Warnaco Group common shareholders and diluted earnings per share from continuing operations attributable to Warnaco Group common shareholders at the Company’s forecasted normalized tax rates for the fiscal year ending December 29, 2012 ("Fiscal 2012") (31.6%) and the fiscal year ended December 31, 2011 ("Fiscal 2011") (33.2%), respectively. The Company’s forecasted normalized tax rates for both Fiscal 2012 and Fiscal 2011 exclude the affects of restructuring charges and other exits costs, pension income and certain tax adjustments related to either changes in estimates in prior period tax provisions or adjustments for certain discrete tax items.  Adjustments for discrete items reflect the federal, state and foreign tax effects related to: 1) income taxes associated with legal entity reorganizations and restructurings; 2) tax provision or benefit resulting from statute expirations or the finalization of income tax examinations; and 3) other adjustments not considered part of the Company's core business activities.

d) The Company believes it is valuable for users of its financial statements to be made aware of the non-GAAP financial information, as such measures are used by management to evaluate the operating performance of the Company's continuing businesses on a comparable basis and to make operating and strategic decisions. Management believes such non-GAAP measures will also enhance users' ability to analyze trends in the Company's business. In addition, the Company uses performance targets based on non-GAAP operating income and diluted earnings per share from continuing operations as a component of the measurement of incentive compensation.

Schedule 6a

THE WARNACO GROUP, INC.
SUPPLEMENTAL SCHEDULE
NET REVENUES ON A CONSTANT CURRENCY BASIS
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31, 2012
	GAAP As Reported	Impact of Foreign Currency Exchange	Non-GAAP (Note 1) Constant Currency
By Segment:
Sportswear Group	$300,803	$(4,601)	$305,404
Intimate Apparel Group	222,877	(2,364)	225,241
Swimwear Group	91,861	(674)	92,535
Net revenues	$615,541	$(7,639)	$623,180

By Region:
United States	$248,409	$-	$248,409
Europe	146,312	(4,418)	150,730
Asia	137,763	1,079	136,684
Mexico, Central and South America	53,103	(3,771)	56,874
Canada	29,954	(529)	30,483
Total	$615,541	$(7,639)	$623,180

Note 1:

The Company is a global company that reports financial information in U.S. dollars in accordance with GAAP.  Foreign currency exchange rate fluctuations affect the amounts reported by the Company when the Company translates its foreign revenues into U.S. dollars.  These rate fluctuations can have a significant effect on reported net revenues.  As a supplement to the Company's reported net revenues, the Company presents net revenues on a constant currency basis, which is a non-GAAP financial measure.  The Company uses constant currency information to provide a framework to assess how net revenues performed excluding the effects of changes in foreign currency exchange rates.  Management believes this information is useful to investors to facilitate comparisons of net revenues and better identify trends in the Company's businesses.

To calculate the increase in segment revenues on a constant currency basis, net revenues for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in isolation from, or as a substitute for, the Company's reported net revenue performance measures calculated in accordance with GAAP.  The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

Schedule 7

THE WARNACO GROUP, INC.
SUPPLEMENTAL SCHEDULE - FISCAL 2012 OUTLOOK
(Unaudited)

NET REVENUE GUIDANCE	Percentages
Estimated increase in net revenues for Fiscal 2012 compared to levels in Fiscal 2011
GAAP basis	0.00%	to	2.00%
Non-GAAP basis (constant currency) (a)	2.00%	to	4.00%

EARNINGS PER SHARE GUIDANCE (based on recent exchange rates)	U.S. Dollars
Diluted income per common share from continuing operations
GAAP basis (assuming minimal pension expense / income)	$3.32	to	$3.40
Restructuring charges and other exit costs (b)	0.68	to	0.85
As adjusted (Non-GAAP basis) (c)	$4.00	to	$4.25

(a)  To calculate the expected increase in net revenues on a constant currency basis, expected net revenues for Fiscal 2012 for entities reporting in currencies other than the U.S. dollar have been translated into U.S. dollars at the average exchange rates in effect during Fiscal 2011.

(b)  Reflects between $28 million to $35 million of estimated restructuring charges (net of an income tax benefit of between $12 million and $15 million) primarily related to the consolidation of certain international operations, the reorganization of the Company's management structure, the closure of facilities or retail stores and the transition of all or part of its CK/Calvin Klein "bridge" businesses to CKI.

(c)  The Company believes it is useful for users of its financial statements to be made aware of the "As Adjusted" (non-GAAP) forecasted diluted income per common share from continuing operations as this is one of the measures used by management to evaluate the operating performance of the Company's continuing businesses on a comparable basis. The Company believes that this non-GAAP measure will also enhance users’ ability to analyze trends in the Company’s business. In addition, the Company uses performance targets based, in part, on this non-GAAP measure as a component of the measurement of employee incentive compensation. Management does not, nor should investors, consider this non-GAAP financial measure in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.